      As filed with the Securities and Exchange Commission on May 8, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ---------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)
                                 ---------------
                           Utilities HOLDRS/SM/ Trust

                                                            yet-to-be formed
                                                  [Issuer with respect to the receipts]
            Delaware                                             6211                                          13-5674085
  (State or other jurisdiction                        (Primary Standard Industrial                          (I.R.S. Employer
of incorporation or organization)                      Classification Code Number)                       Identification Number)

                                                             ---------------
                                                             250 Vesey Street
                                                         New York, New York 10281
                                                              (212) 449-1000
                                           (Address, including zip code, and telephone number,
                                                   including area code, of registrant's
                                                       principal executive offices)
                                                             ---------------

            Andrea L. Dulberg, Esq.                                                                          Copies to:
             Corporate Secretary                                                                          Andrew B. Janszky
      Merrill Lynch, Pierce, Fenner &                                                                    Shearman & Sterling
              Smith Incorporated                                                                        599 Lexington Avenue
               250 Vesey Street                                                                       New York, New York 10022
           New York, New York 10281                                                                        (212) 848-4000
               (212) 449-1000
   (Name, address, including zip code, and
    telephone number, including area code,
            of agent for service)

          Approximate date of commencement of proposed sale to public:

  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]


                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                               Proposed Maximum      Proposed Maximum
Title of Each Class of         Amount to Be     Offering Price      Aggregate Offering         Amount of
Securities to Be Registered     Registered      Per Receipt(1)           Price(1)         Registration Fee(2)
-------------------------------------------------------------------------------------------------------------
Utilities HOLDRS               1,000,000,000         $100              $349,750,000             $92,334
                                 receipts
=============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 2,500,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 997,500,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

PROSPECTUS
----------
                              Subject to Completion
                    Preliminary Prospectus dated _____, 2000

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                                      LOGO

                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS/SM/ Trust

     The Utilities HOLDRS/SM/ Trust will issue Depositary Receipts called Utilities HOLDRS/SM/ representing your undivided beneficial ownership in the U.S.-traded common stock of a group of twenty specified companies that are involved in various segments of the utilities industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Utilities HOLDRS in a round-lot amount of 100 Utilities HOLDRS or round-lot multiples. Utilities HOLDRS are separate from the underlying deposited common stocks that are represented by the Utilities HOLDRS. For a list of the names and the number of shares of the banks that make up a Utilities HOLDR, see "Highlights of Utilities HOLDRS--The Utilities HOLDRS" starting on page 9. The trust will issue the additional Utilities HOLDRS on a continuous basis.

     Investing in Utilities HOLDRS involves significant risks. See "Risk factors" starting on page 4.

     The initial public offering price for a round-lot of 100 Utilities HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

     Utilities HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

     Before this issuance, there has been no public market for Utilities HOLDRS. Application has been made to list the Utilities HOLDRS on the American Stock Exchange under the symbol "UTH".

                          ----------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                            Initial Price  Underwriting
                                             to Public*         Fee
                                            -------------  -------------

Per Utilities HOLDR........................                     2%
---------------------
*  Includes underwriting fee.


    For purchases of Utilities            Utilities HOLDRS, the
     HOLDRS in excess of                   underwriting fee will be
%.

Merrill Lynch & Co.
                       A.G. Edwards & Sons, Inc.
                                                  First Union Securities, Inc.

                  The date of this prospectus is _______, 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS


                                                          Page
                                                          ----
           Summary .....................................    3
           Risk Factors ................................    4
           Highlights of Utilities HOLDRS ..............    9
           The Trust ...................................   15
           Description of Utilities HOLDRS .............   15
           Description of the Underlying Securities ....   16
           Description of the Depositary Trust Agreement   18
           Federal Income Tax Consequences .............   21
           ERISA Considerations ........................   22
           Plan of Distribution ........................   22
           Legal Matters ...............................   23
           Where You Can Find More Information .........   23

                                  -----------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Utilities HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Utilities HOLDRS in any jurisdiction where the offer or sale is not permitted.

          The Utilities HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Utilities HOLDRS or of the underlying securities through an investment in the Utilities HOLDRS.

                                    SUMMARY

     The Utilities HOLDRS trust will be formed under the depositary trust agreement, dated as of __________, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Utilities HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the utilities industry. The number of shares of each common stock held by the trust with respect to each round-lot of Utilities HOLDRS is specified under "Highlights of Utilities HOLDRS--The Utilities HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Utilities HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Utilities HOLDRS are separate from the underlying common stocks that are represented by the Utilities HOLDRS.

                                  RISK FACTORS

     An investment in Utilities HOLDRS involves risks similar to investing in each of the underlying securities outside of the Utilities HOLDRS, including the risks associated with concentrated investments in utilities.

General Risk Factors

 . Loss of investment. Because the value of Utilities HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Utilities HOLDRS if the underlying securities decline in value.

 . Discount trading price. Utilities HOLDRS may trade at a discount to the aggregate value of the underlying securities.

 . Not necessarily representative of the utilities industry. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the utilities industry, the underlying securities and the Utilities HOLDRS may not necessarily follow the price movements of the entire utilities industry generally. If the underlying the securities decline in value, your investment in the utilities HOLDRS will decline in value even if common stock prices of companies involved in the utilities industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the utilities industry. In this case, the Utilities HOLDRS may no longer consist of securities issued only by companies involved in the utilities industry.

 . No investigation of underlying securities. The underlying securities included in the Utilities HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the utilities industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Utilities HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

 . Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Utilities HOLDRS may not necessarily continue to be a diversified investment in the utilities industry. As a result of market fluctuation and/or reconstitution events, Utilities HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

 . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Utilities HOLDRS and receive delivery of each of the underlying securities.
  The cancellation of your Utilities HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Utilities HOLDRS will involve payment of a cancellation fee to the trustee.

 . Trading halts. Trading in Utilities HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Utilities HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Utilities HOLDRS to receive the underlying securities.

 . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Utilities HOLDRS. If the Utilities HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Utilities HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Utilities HOLDRS are delisted.

 . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith
  Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Utilities HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Utilities HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Utilities HOLDRS, the selection of the utilities industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Utilities HOLDRS by Merrill Lynch.

 . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Utilities HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Utilities HOLDRS, particularly in connection with the initial issuance of Utilities HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as result of the increased purchasing activity in the underlying securities resulting from the issuance of the Utilities HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Utilities HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Utilities Industry

 . The utilities industry is extremely competitive and failure of a utilities company to maintain a customer base will adversely affect its operating results. The operations of many utilities companies, which have traditionally been subject to limited competitive pressures, are now subject to increased pressures with others in the industry in supplying the energy needs of consumers. Many utilities companies may not successfully develop and maintain a loyal customer base and failure to do so could have a material adverse effect on their business.

 . Utilities companies are subject to extensive regulation by various federal, state and local governmental agencies in the conduct of their business. The sale, marketing and distribution of a utilities companies services are subject to regulation by all levels of governmental agencies including regulations on rate and marketing practices, environmental and development restrictions and regulations with respect to securities offerings. Competitive pressures by new market participants and changing consumer demands have resulted in additional changes in the regulatory environment, such as new regulations allowing consumers a broader choice to select their utility provider. The failure to obtain necessary government approvals, the restrictions contained in existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, interruption of service and even criminal prosecution. The success of a utilities company will depend, in part, upon obtaining and maintaining regulatory approval to offer its products and services and, once approved, complying with the continued review by regulatory agencies.

 . Many utilities companies are subject to laws relating to the protection of the environment. The operations of many utilities companies are subject to extensive federal, state and local laws and regulations relating to the protection of the environment. Many utilities companies are exposed to significant environmental costs and liabilities inherent in the industry of a utility company and there can be no assurance that significant costs and liabilities will not be incurred, including those relating to claims for damages to property and persons resulting from operations. In addition, increasingly stringent federal, state or local environmental laws and regulations and enforcement policies will result in increased costs and liabilities.

 . The international operations of some utilities companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many utilities companies have international development and exploration operations necessary to their businesses. The risks of international business that the companies are exposed to include the following:

    . general economic, social and political conditions;

    . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

    . differing tax rates, tariffs, exchange controls or other similar restrictions;

    . currency fluctuations;

    . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

    . reduction in the number or capacity of personnel in international markets.

 . Many utilities companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and the right to receive dividends may be subordinate to the interests of third parties. Many of the utilities companies are separate and distinct entities from their subsidiaries that are operating utilities companies and they receive a large portion of their revenue in dividends from these subsidiaries. The payment of dividends by these subsidiaries is subject to federal law restrictions as well as the laws of the respective state of incorporation. In addition, the right of a parent utility company to participate in any distribution of assets upon a subsidiary's liquidation or reorganization is subject to the prior claims of the subsidiary's creditors. The ability of a utility company to receive dividends or other distributions may be unpredictable, and fluctuations in income may adversely affect your investment in the Utilities HOLDRS.

 . Some of the companies involved in the utilities industry are also engaged in other lines of business unrelated to the utilities industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Utilities HOLDRS have lines of business that do not relate to utilities activities and which may present additional risks not mentioned in this prospectus. The operating results of these utilities companies may fluctuate as a result of these additional risks and events in the other lines of business which may cause unusual volatility in the stock prices of these companies as compared to other utilities companies. Despite a company's possible success in the utilities business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

 . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many utilities companies are active acquirers of other companies as part of their business plans. There can be no assurance that many utilities companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, utilities companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

                         HIGHLIGHTS OF UTILITIES HOLDRS

     This discussion highlights information regarding Utilities HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Utilities HOLDRS.

Issuer..................Utilities HOLDRS Trust.

The trust...............The Utilities HOLDRS Trust will be formed under the depositary trust agreement, dated as of ___, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Utilities HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor.......Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee.................The Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Utilities
  HOLDRS................Utilities HOLDRS are designed to achieve the following:

                        Diversification. Utilities HOLDRS are designed to allow you to diversify your investment in the utilities industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                        Flexibility. The beneficial owners of Utilities HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Utilities HOLDRS, and can cancel their Utilities HOLDRS to receive each of the underlying securities represented by the Utilities HOLDRS.

                        Transaction costs. The expenses associated with trading Utilities HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets............The trust will hold shares of common stock issued by specified companies involved in the utilities industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement-- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Utilities HOLDRS.

                        The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Utilities HOLDRS......The trust will issue Utilities HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.- traded common stock held by the trust on your behalf. The Utilities HOLDRS themselves are separate from the underlying securities that are represented by the Utilities HOLDRS.

                          The specific share amounts for each round-lot of 100 Utilities HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Utilities HOLDR and the initial weightings of each underlying security included in the Utilities HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 10%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of May 2, 2000, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between May 2, 2000, and the pricing date.

                          After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                          The following chart provides the

                          . names of the 20 issuers of the underlying securities
                            represented by the Utilities HOLDRS,

                          . stock ticker symbols,

                          . indicative share amounts represented by a round-lot
                            of 100 Utilities HOLDRS as of May 2, 2000,

                          . indicative weightings as of May 2, 2000, and

                          . principal market on which the shares of common stock
                            of the selected companies are traded.



                                               Indicative               Primary
                                                 Share     Indicative   Trading
    Name of Company                    Ticker   Amounts    Weightings   Market
----------------------                 ------   -------    -----------  ------

Enron Corporation                       ENE       12          9.82%      NYSE
Duke Energy Corporation                 DUK       16          9.78%      NYSE
The Williams Companies, Inc.            WMB       21          8.85%      NYSE
The Southern Company                     SO       32          8.42%      NYSE
PG&E Corporation                        PCG       19          5.30%      NYSE

                                               Indicative               Primary
                                                 Share     Indicative   Trading
    Name of Company                    Ticker   Amounts    Weightings   Market
----------------------                 ------   -------    -----------  ------

El Paso Energy Corporation              EPG       11          5.04%      NYSE
Texas Utilities Company                 TXU       13          4.71%      NYSE
Unicom Corporation                      UCM       11          4.63%      NYSE
FPL Group, Inc.                         FPL        9          4.38%      NYSE
Dominion Resources, Inc.                 D         9          4.19%      NYSE
Peco Energy Company                      PE        9          3.94%      NYSE
Reliant Energy Resources Corp.          REI       14          3.90%      NYSE
Public Service Enterprise Group, Inc.   PEG       10          3.75%      NYSE
Consolidated Edison, Inc.                ED       10          3.63%      NYSE
Edison International                    EIX       17          3.47%      NYSE
American Electric Power                 AEP        9          3.45%      NYSE
 Company, Inc.
Dynegy, Inc.                            DYN        5          3.41%      NYSE
Entergy Corporation                     ETR       12          3.28%      NYSE
Carolina Power & Light                  CPL        8          3.09%      NYSE
 Company
FirstEnergy Corporation                  FE       11          2.97%      NYSE

                            The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Utilities HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the utilities industry as measured by market capitalization and trading volume on May 2, 2000 The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                            The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

                            The number of outstanding Utilities HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Utilities HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price.......The initial public offering price for 100 Utilities
                            HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Utilities HOLDR.

Purchases...................After the initial offering, you may acquire Utilities HOLDRS in two ways:

                            . through an in-kind deposit of the required number
                              of shares of common stock of the underlying issuers with the trustee, or

                            . through a cash purchase in the secondary trading
                              market.

Underwriting fees...........If you purchase Utilities HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                            . For purchases of ____ Utilities HOLDRS or fewer,
                              2%.

                            . For purchases in excess of Utilities HOLDRS, %.

                            You will not be charged any issuance fee or other sales commission in connection with purchases of Utilities HOLDRS made in the initial public offering.

Issuance and cancellation
  fees......................After the initial offering, if you wish to create
                            Utilities HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Utilities HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS. If you wish to cancel your Utilities HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS.



Commissions.................If you choose to deposit underlying securities in order to receive Utilities HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith, A.G. Edwards & Sons, Inc. or First Union Securities, Inc., collectively, the selling group, or another broker.

Custody fees................The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 Utilities HOLDRS...........You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Utilities HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Utilities HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Utilities HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities......You have the right to:

                            . Receive all shareholder disclosure materials,
                              including annual and quarterly reports,
                              distributed by the issuers of the underlying securities.

                            . Receive all proxy materials distributed by the
                              issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                            . Receive dividends and other distributions on the
                              underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                            If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Utilities HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events.......A. If an issuer of underlying securities no longer has a class of common stock registered under
                               section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

                            B. If the SEC finds that an issuer of underlying
                               securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

                            C. If the underlying securities of an issuer
                               cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Utilities HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Utilities HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                            D. If an issuer's underlying securities are delisted
                               from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..........A. The Utilities HOLDRS are delisted from the
                               American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Utilities HOLDRS are delisted.

                            B. The trustee resigns and no successor trustee is
                               appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                            C. 75% of beneficial owners of outstanding Utilities
                               HOLDRS vote to dissolve and liquidate the trust.

                            If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income
  tax consequences..........The federal income tax laws will treat a U.S. holder of Utilities HOLDRS as directly owning the underlying securities. The Utilities HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.....................Application has been made to list the Utilities
                            HOLDRS on the American Stock Exchange under the symbol "UTH". Trading will take place only in round-lots of 100 Utilities HOLDRS and round-lot multiples. A minimum of 150,000 Utilities HOLDRS will be required to be outstanding when trading begins.

Trading.....................Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Utilities HOLDRS. Bid and ask prices, however, will be quoted per single Utilities HOLDRS.

Clearance and settlement....The trust will issue Utilities HOLDRS in book-entry form. Utilities HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Utilities HOLDRS."

                                   THE TRUST

     General. This discussion highlights information about the Utilities HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Utilities HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

     The Utilities HOLDRS trust.  The trust will be formed pursuant to the
depositary trust agreement, dated as of            , 2000.  The Bank of New York
will be the trustee. The Utilities HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

     The Utilities HOLDRS trust is intended to hold deposited shares for the benefit of owners of Utilities HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.


                        DESCRIPTION OF UTILITIES HOLDRS

     The trust will issue Utilities HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Utilities HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Utilities HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

     Utilities HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Utilities HOLDRS--The Utilities HOLDRS."

     Beneficial owners of Utilities HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Utilities HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Utilities HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Utilities HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Utilities HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Utilities HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

     Utilities HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Utilities HOLDRS will be available only in book-entry form.

Owners of Utilities HOLDRS may hold their Utilities HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the utilities industry on a regional level and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the utilities industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on May 2, 2000:

     . Market capitalization equal to or greater than $2 billion;

     . Average daily trading volume of at least 500,000 shares over the 60 trading days before May 2, 2000;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to May 2, 2000) of at least $10 million over the 60 trading days before May 2, 2000; and

     . A trading history of at least 90 calendar days.

     The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Utilities HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the utilities industry.
In this case, the Utilities HOLDRS may no longer consist of securities issued by companies involved in the utilities industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the utilities industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Utilities HOLDRS, please refer to "Highlights of Utilities HOLDRS--The Utilities HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

     No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Utilities HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the underlying securities represented by a single Utilities HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each month from January 1995 to April 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.


    ---------  ---------  ---------  ---------  ---------  ---------
               Utilities             Utilities             Utilities
      1995      HOLDRS      1996      HOLDRS      1997      HOLDRS
    ---------  ---------  ---------  ---------  ---------  ---------

     January     62.43     January     75.31     January     72.71
    February     61.66    February     72.40    February     72.42
      March      59.76      March      71.49      March      69.43
      April      61.81      April      69.09      April      68.04
       May       65.87       May       69.76       May       70.17
      June       65.36      June       73.13      June       71.74
      July       65.22      July       68.24      July       73.57
     August      64.45     August      68.79     August      71.57
    September    68.29    September    69.09    September    74.76
     October     69.74     October     72.13     October     76.23
    November     69.45    November     72.74    November     81.12
    December     73.09    December     72.40    December     86.89



    ---------  ---------  ---------  ---------  ---------  ---------
               Utilities             Utilities             Utilities
      1998      HOLDRS      1999      HOLDRS      2000      HOLDRS
    ---------  ---------  ---------  ---------  ---------  ---------

     January     4.25      January     93.99     January    89.91
    February    86.49     February     90.50    February    83.14
      March     92.17       March      89.42      March     85.90
      April     90.04       April      96.41      April     93.07
       May      89.82        May      102.37
      June      92.79       June       95.74
      July      88.16       July       94.80
     August     89.56      August      94.80
    September   96.67     September    89.71
     October    94.62      October     91.24
    November    95.33     November     82.55
    December    97.79     December     81.53

                                    [GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General.  The depositary trust agreement, dated as of            , 2000,
among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Utilities HOLDRS, provides that Utilities HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

     The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Utilities HOLDRS. You may create and cancel Utilities HOLDRS only in round-lots of 100 Utilities HOLDRS. You may create Utilities HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS. Similarly, you must surrender Utilities HOLDRS in integral multiples of 100 Utilities HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Utilities HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Utilities HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Utilities HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Utilities HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Utilities HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Utilities HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Utilities HOLDRS.

     Further issuances of Utilities HOLDRS. The depositary trust agreement provides for further issuances of Utilities HOLDRS on a continuous basis without your consent.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Utilities HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Utilities HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

     If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Utilities HOLDRS will surrender their Utilities HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Utilities HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Utilities HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Utilities HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Utilities HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Utilities HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Utilities HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Utilities HOLDRS.

     Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Utilities HOLDRS. If you wish to create Utilities HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS. If you wish to cancel your Utilities HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Utilities HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be a member of the selling group or another broker.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and Utilities HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Utilities HOLDRS.

     The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the U.S. federal income tax consequences relating to the Utilities HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Utilities HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Utilities HOLDRS

     A receipt holder purchasing and owning Utilities HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Utilities HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Utilities HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Utilities HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Utilities HOLDRS. Similarly, with respect to sales of Utilities HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Utilities HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Utilities HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Utilities HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

     Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Utilities HOLDRS or of the underlying securities through an investment in the Utilities HOLDRS.


                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Utilities HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Utilities HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Utilities HOLDRS. The selling group proposes to offer the Utilities HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Utilities HOLDRS to A.G. Edwards & Sons, Inc. and First Union Securities, Inc. at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of 1.5%. We expect the trust to deliver the initial distribution of Utilities HOLDRS against deposit of the underlying securities in New York, New York on , 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Utilities HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Utilities HOLDRS.

     Members of the selling group have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Utilities HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Utilities HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.


                                 LEGAL MATTERS

     Legal matters, including the validity of the Utilities HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Utilities HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Utilities HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

     Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Utilities HOLDRS. This prospectus relates only to Utilities HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Utilities HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Utilities HOLDRS, have been publicly disclosed.

                                    ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through April 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. The historical prices of the underlying securities should not be taken as an indication of future performance.


                  AMERICAN ELECTRIC POWER COMPANY, INC. (AEP)

         American Electric Power Company, Inc. is a public utility holding company engaged in the generation, purchase, transmission and distribution of electric power. American Electric's service areas cover portions of the states of Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia. American Electric also provides energy consulting, engineering and technical services.

             Closing            Closing             Closing             Closing                 Closing             Closing
  1995       Price       1996   Price      1997     Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----   -----      ----     -----      ----     -----        ----       -----      ----     -----
January      35       January    44 1/4   January    41 3/8    January   49 5/16     January    43 13/16  January    33 1/2
February     33 7/8   February   42 7/8   February   41 3/4    February  48          February   41 5/8    February   28 1/8
March        31 3/4   March      41 3/4   March      41 3/4    March     50 1/4      March      39 11/16  March      29 13/16
April        32 3/4   April      40 5/8   April      40 1/2    April     47 3/4      April      41 7/16   April      36 5/18
May          34 1/4   May        40 1/8   May        40 5/8    May       45 3/8      May        43 3/8
June         35 1/8   June       42 5/8   June       41 15/16  June      45 3/8      June       37 9/16
July         34 1/2   July       41 1/2   July       44 3/4    July      42 15/16    July       35 3/8
August       34 1/8   August     41 1/2   August     43 11/16  August    45 1/4      August     36 5/16
September    36 3/8   September  40 5/8   September  45 1/2    September 48 13/16    September  34 1/8
October      38 1/8   October    41 5/8   October    47 1/4    October   48 15/16    October    34 1/2
November     37 3/4   November   41 1/2   November   49 9/16   November  46 3/8      November   31 3/8
December     40 1/2   December   41 1/8   December   51 5/8    December  47 1/16     December   32 1/8

                   The closing price on     , 2000 was     .

                     CAROLINA POWER & LIGHT COMPANY (CPL)

         Carolina Power & Light Company is a energy provider engaged in the generation, transmission, distribution and sale of electricity in portions of North and South Carolina and the transmission, distribution and sale of natural gas in portions of North Carolina. Carolina Power & Light also provides telecommunication and energy management services and is also engaged in propane and miscellaneous non-regulated activities.

             Closing            Closing             Closing             Closing                 Closing             Closing
  1995       Price       1996   Price      1997     Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----   -----      ----     -----      ----     -----        ----       -----      ----     -----
January       28 3/8   January   37       January   37 5/8  January     40 5/8      January     41 5/8    January    32 1/4
February      27 1/2   February  36 1/2   February  37 1/8  February    41 3/4      February    39 7/8    February   29 3/4
March         27 1/8   March     37 1/4   March     36 1/4  March       45 1/4      March       37 13/16  March      32 7/16
April         27 1/2   April     36       April     34      April       43 1/16     April       40 3/8    April      36 9/16
May           29 7/8   May       36 1/8   May       34 3/4  May         41          May         43 3/4
June          30 1/4   June      38       June      35 7/8  June        43 3/8      June        42 13/16
July          30 3/8   July      36       July      35 5/8  July        40 5/8      July        41 1/8
August        30 5/8   August    34 7/8   August    33 3/4  August      43 1/16     August      36 3/8
September     33 5/8   September 34 1/2   September 36      September   43 3/16     September   35 3/8
October       32 3/4   October   36 1/8   October   35 3/4  October     45 7/8      October     34 1/2
November      32 7/8   November  36 5/8   November  37 3/8  November    46 3/8      November    30 1/8
December      34 1/2   December  36 1/2   December  42 3/8  December    47 1/16     December    30 7/16

                The closing price on        , 2000 was         .

                        CONSOLIDATED EDISON, INC.  (ED)

         Consolidated Edison, Inc. is a public utility holding company which provides electric, gas and steam transmission and distribution services in portions of New York and northern New Jersey and northeastern Pennsylvania. In addition, Consolidated Edison operates a telecommunications infrastructure company, a retail energy supply company, a wholesale energy supply company and an infrastructure development company.

             Closing            Closing             Closing             Closing                 Closing              Closing
  1995       Price       1996   Price      1997     Price      1998     Price        1999       Price      2000      Price
  ----       -----       ----   -----      ----     -----      ----     -----        ----       -----      ----     -----
January      28 1/4    January   33 3/4  January    31        January    41 5/16    January     49 7/16    January   32 11/16
February     27 5/8    February  32 3/8  February   30 7/8    February   42 1/2     February    46 3/4     February  27 9/16
March        27 1/4    March     31 7/8  March      30        March      46 3/4     March       45 5/16    March     29 1/8
April        27 3/4    April     29 3/8  April      27 3/4    April      45 1/4     April       45 7/16    April     35 3/16
May          29 7/8    May       27 7/8  May        29 1/8    May        42 13/16   May         48 9/16
June         29 1/2    June      29 1/4  June       29 7/16   June       46 1/16    June        45 1/4
July         29        July      27      July       31 5/8    July       42 5/16    July        43 1/2
August       28 1/14   August    26 1/8  August     30 5/8    August     47 5/16    August      44
September    30 3/8    September 27 3/4  September  34        September  52         September   41 1/2
October      30 3/8    October   29 1/4  October    34 1/4    October    50 1/8     October     38 3/16
November     28 3/4    November  29      November   37 15/16  November   50 13/16   November    34 1/2
December     31 3/4    December  29 1/8  December   41        December   52 7/8     December    34 1/2

               The closing price on        , 2000 was         .

                         DOMINION RESOURCES, INC. (D)

         Dominion Resources, Inc. is a diversified utility holding company whose subsidiaries are public utilities engaged in the generation, transmission, distribution and sale of electric energy. These electric power subsidiaries operate in Virginia and northeastern North Carolina. It also produces, transports, distributes and markets natural gas to customers in Pennsylvania, Ohio, Virginia, West Virginia, New York and other cities in the mid-Atlantic and northeastern United States.

             Closing            Closing             Closing             Closing                 Closing             Closing
  1995       Price       1996   Price      1997     Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----   -----      ----     -----      ----     -----        ----       -----      ----     -----
January      38 1/8   January    42 7/8   January    39 5/8   January    39 15/16   January     44 3/4    January   41 3/4
February     38       February   39 1/2   February   40 1/4   February   39 7/8     February    38 5/8    February  36 11/16
March        36       March      39 1/2   March      36 3/8   March      41 13/16   March       36 15/16  March     38 7/16
April        36 1/2   April      38 1/2   April      34 3/8   April      39 9/16    April       41 1/8    April     45
May          37 1/8   May        37 7/8   May        34 5/8   May        39 11/16   May         43 3/16
June         36 1/2   June       40       June       36 5/8   June       40 3/4     June        43 5/16
July         35 5/8   July       37 5/8   July       36 3/4   July       40 3/4     July        44 1/16
August       36 1/8   August     37 3/8   August     36       August     41 11/16   August      46 1/4
September    37 5/8   September  37 3/4   September  37 7/8   September  44 5/8     September   45 1/8
October      39 3/4   October    37 3/4   October    37 3/16  October    46 1/8     October     48 1/8
November     39 5/8   November   38 1/8   November   38 7/8   November   46 3/16    November    45 3/8
December     41 1/4   December   38 1/2   December   42 9/16  December   46 3/4     December    39 1/4

                The closing price on        ,2000 was        .

                         DUKE ENERGY CORPORATION (DUK)

         Duke Energy Corporation generates, transmits, distributes and sells electricity in central and western North Carolina and the western portion of South Carolina. Its natural gas operations provide interstate transportation and storage of natural gas for customers primarily in the mid-Atlantic and New England states and gathers, processes, transports and markets natural gas and produces, transports and markets natural gas liquids. Duke Energy also develops, owns and operates energy-related facilities throughout the world.

             Closing             Closing              Closing             Closing                 Closing             Closing
  1995       Price       1996    Price      1997      Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----    -----      ----      -----      ----     -----        ----       -----      ----     -----
January      40 3/8   January    49 3/4    January    46 7/8    January    54 3/16    January     61 13/16   January    57 3/4
February     39 1/4   February   48 7/8    February   44 1/4    February   55 9/16    February    56 7/8     February   48 1/2
March        38 1/4   March      50 1/2    March      44 1/8    March      59 9/16    March       54 13/16   March      52 1/2
April        39 1/2   April      47        April      43 7/8    April      57 7/8     April       56         April      57 1/2
May          41 3/4   May        48 1/4    May        45 1/8    May        57 5/8     May         60 5/16
June         41 1/2   June       51 1/4    June       47 15/16  June       59 1/4     June        54 7/16
July         41 1/2   July       47 7/8    July       50 11/16  July       57 1/8     July        52 15/16
August       40 5/8   August     46 3/4    August     48 7/16   August     62 3/8     August      57 1/2
September    43 3/8   September  46 5/8    September  49 7/16   September  66 3/16    September   55 1/8
October      44 3/4   October    48 7/8    October    48 1/2    October    64 11/16   October     56 9/16
November     44 7/8   November   46 3/8    November   52        November   62 9/16    November    50 11/16
December     47 3/8   December   46 1/4    December   55 3/8    December   64 1/16    December    50 1/8

                The closing price on       , 2000 was        .

                              DYNEGY, INC. (DYN)

         Dynegy, Inc. is a holding company whose subsidiaries provide energy products and services in North America and the United Kingdom. Dynegy markets products through its wholesale marketing operations which include natural gas, electricity, coal, natural gas liquids, crude oil, liquid petroleum gas and related services. These operations are supported by subsidiaries that provide power generation, gas and liquids storage capacity and transportation. Dynegy operates an electric and natural gas utility engaged in the transmission, distribution and sale of electricity and natural gas.

             Closing               Closing              Closing             Closing                Closing             Closing
  1995       Price       1996      Price       1997     Price      1998     Price        1999      Price      2000     Price
  ----       -----       ----      -----       ----     -----      ----     -----        ----      -----      ----     -----
January      10 5/8     January     10 1/4   January     21 1/2    January    16        January     10 5/8   January    31
February     10 1/2     February    11 3/8   February    19 3/4    February   15 1/2    February    12       February   46 7/8
March        9 1/8      March       12 3/4   March       15 3/4    March      14 5/8    March       14 1/16  March      62 47/64
April        9 5/8      April       15       April       17 5/64   April      14 3/4    April       17 3/8   April      65 7/16
May          8 3/4      May         15 1/2   May         18        May        15 3/16   May         17 1/8
June         10 1/4     June        15       June        15 1/2    June       12 1/2    June        20 3/8
July         10         July        16 1/4   July        16 3/16   July       13 7/8    July        24
August       9 1/2      August      15 1/8   August      16 3/8    August     99 /16    August      23 1/2
September    9          September   15 5/8   September   17 3/4    September  13 7/16   September   20 11/16
October      9          October     18       October     19        October    15        October     22 7/8
November     8 7/8      November    21 3/4   November    16 1/2    November   13        November    22 1/2
December     8 7/8      December    23 1/4   December    17 1/2    December   10 15/16  December    24 5/16

                The closing price on         , 2000 was       .

                          EDISON INTERNATIONAL (EIX)

         Edison International is the parent holding company of a public utility company as well as other non-utility companies. Edison's non-utility companies are engaged in developing, acquiring, owning and operating electric power generation facilities throughout the world. They also provide capital and financial services for energy and infrastructure projects, manage and sell real estate projects and provide energy services, utility outsourcing and consumer products and services.

             Closing              Closing            Closing             Closing                 Closing             Closing
  1995       Price       1996     Price     1997     Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----     -----     ----     -----      ----     -----        ----       -----      ----     -----
January      16 1/4     January   18 1/2  January    21 3/8   January    26 7/8     January     27 13/16   January   29 1/8
February     16 3/8     February  17 1/2  February   21 1/2   February   27 5/8     February    25 1/2     February  26 1/4
March        15 5/8     March     17 1/8  March      22 1/2   March      29 3/8     March       22 1/4     March     16 9/16
April        16 3/4     April     16      April      21       April      29 13/16   April       24 1/2     April     19 1/16
May          17 3/8     May       16 1/2  May        23 3/8   May        29 3/8     May         27 1/2
June         17 1/8     June      17 5/8  June       24 7/8   June       29 9/16    June        26 3/4
July         17 1/8     July      15 3/8  July       25 1/4   July       27 3/4     July        25 5/16
August       16 5/8     August    17 3/8  August     24 1/8   August     28 7/16    August      25 3/8
September    17 3/4     September 17 7/8  September  25 1/4   September  25 11/16   September   24 5/16
October      17         October   19 5/8  October    25 5/8   October    26 3/8     October     29 5/8
November     15 3/4     November  19 7/8  November   26 13/16 November   27 1/2     November    26 1/2
December     17 5/8     December  19 7/8  December   27 3/16  December   27 7/8     December    26 3/16

                The closing price on        , 2000 was        .

                       EL PASO ENERGY CORPORATION (EPG)

         El Paso Energy Corporation's principal operations include the transportation, gathering, processing, and storage of natural gas and the marketing of natural gas, power, and other energy-related commodities. El Paso Energy also assists in the development and operation of energy infrastructure facilities worldwide and the domestic exploration and production of natural gas and oil. On January 18, 2000, Coastal Corporation and El Paso Energy announced the execution of a definitive merger agreement. The merger will be submitted for approval to the joint shareholders of the companies on May 5, 2000. This transaction remains subject to this shareholder approval and other customary closing conditions.

             Closing             Closing              Closing             Closing                 Closing             Closing
  1995       Price       1996    Price      1997      Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----    -----      ----      -----      ----     -----        ----       -----      ----     -----
January      15        January    161/8    January    26 15/16  January   32          January    33         January    32 1/4
February     15 3/8    February   167/8    February   26 13/16  February  33 3/16     February   36 7/16    February   37 1/16
March        14 5/16   March      181/2    March      28 5/16   March     35 5/16     March      32 11/16   March      40 3/8
April        14 5/8    April      181/2    April      29        April     36 15/16    April      36 3/4     April      42 3/8
May          14        May        181/8    May        29 5/8    May       38 5/8      May        36 1/16
June         14 1/4    June       191/4    June       27 1/2    June      38 1/4      June       35 3/16
July         12 11/16  July       191/2    July       28 29/32  July      34          July       36
August       14 1/16   August     2013/16  August     28 1/8    August    25          August     36 9/16
September    13 3/4    September  22       September  30 9/32   September 32 7/16     September  40 1/4
October      13 1/2    October    241/4    October    29 31/32  October   35 7/16     October    41
November     15 3/8    November   25       November   30 11/16  November  34 1/8      November   38 1/2
December     14 3/8    December   251/4    December   33 1/4    December  34 13/16    December   38 13/16

               The closing price on       , 2000 was          .

                            ENRON CORPORATION (ENE)

         Enron Corporation, through its subsidiaries, is principally engaged in the generation, transmission and distribution of electricity to markets in the northwestern United States and the transportation of natural gas through pipelines to markets throughout the United States. Enron also markets natural gas, electricity and other commodities and assists in the development, construction and operation of power plants, pipelines and other energy related assets throughout the world.

             Closing            Closing             Closing             Closing                Closing             Closing
  1995       Price       1996   Price      1997     Price      1998     Price       1999       Price      2000     Price
  ----       -----       ----   -----      ----     -----      ----     -----       ----       -----      ----     -----
January      14 9/16  January   18 1/2    January   20 5/8    January   20 23/32   January     33        January    677/8
February     16 1/2   February  18 5/16   February  19 15/16  February  23 1/2     February    321/2     February   683/4
March        16 1/2   March     18 7/16   March     19 1/16   March     23 3/16    March       321/8     March      747/8
April        17       April     20 1/8    April     18 13/16  April     24 19/32   April       375/8     April      6911/16
May          18 1/4   May       20        May       20 3/8    May       25 1/16    May         3511/16
June         17 9/16  June      20 7/16   June      20 13/32  June      27 1/32    June        407/8
July         17 3/8   July      19 11/16  July      18 15/16  July      26 15/32   July        4219/32
August       16 13/16 August    20 1/16   August    19 1/4    August    21 5/32    August      417/8
September    16 3/4   September 20 3/8    September 19 1/4    September 26 3/4     September   411/16
October      17 3/16  October   23 1/4    October   19        October   26 3/8     October     3915/16
November     18 3/4   November  22 15/16  November  19 11/32  November  26 1/4     November    381/16
December     19 1/16  December  21 9/16   December  20 25/32  December  28 17/32   December    443/8

               The closing price on        , 2000 was         .

                           ENTERGY CORPORATION (ETR)

         Entergy Corporation is a registered public utility holding company primarily engaged, through its subsidiaries, in domestic utility operations, power marketing and trading, global power development and domestic non-utility nuclear operations. Entergy's major customers include the chemical, petroleum refining, paper and food products industries. Entergy's utility services are primarily provided in Arkansas, Louisiana, Mississippi and Texas.

             Closing            Closing             Closing             Closing                 Closing             Closing
  1995       Price       1996   Price      1997     Price      1998     Price        1999       Price      2000     Price
  ----       -----       ----   -----      ----     -----      ----     -----        ----       -----      ----     -----
January      24 3/8   January    29 5/8   January    27 1/4    January    28 5/8    January     29 7/16  January   24 15/6
February     22 3/8   February   28 3/8   February   26 3/8    February   28 15/16  February    28 1/4   February  20 1/4
March        20 7/8   March      28       March      24 1/2    March      29 3/4    March       27 1/2   March     20 3/16
April        21 3/4   April      26 3/8   April      23 3/8    April      24 7/8    April       31 1/4   April     25 7/16
May          24 3/4   May        26 1/4   May        26 3/8    May        26 5/16   May         32 7/16
June         24 1/8   June       28 3/8   June       27 1/2    June       28 3/4    June        31 1/4
July         23 3/4   July       25 1/2   July       27 5/16   July       27 3/8    July        30 5/16
August       24 1/8   August     25 3/8   August     24 13/16  August     28 13/16  August      29 13/16
September    26 1/8   September  27       September  26 1/16   September  30 3/4    September   28 15/16
October      28 1/2   October    28       October    24 3/8    October    28 3/4    October     29 15/16
November     27 7/8   November   27 1/8   November   26        November   29 5/16   November    27 9/16
December     29 1/4   December   27 5/8   December   29 15/16  December   31 1/8    December    25 3/4

               The closing price on         ,2000 was          .

                         FIRSTENERGY CORPORATION (FE)

         FirstEnergy Corporation is a holding company of four principal electric utility operating subsidiaries. FirstEnergy's subsidiaries furnish electric service and provide transmission services and electric energy to municipalities primarily in Pennsylvania and Ohio. Its other subsidiaries provide energy-related products and services. It also engages in the sale, purchase and interchange of electric energy with other electric companies.

             Closing            Closing            Closing            Closing                Closing             Closing
  1995       Price       1996   Price     1997     Price     1998     Price        1999      Price      2000     Price
  ----       -----       ----   -----     ----     -----     ----     -----        ----       -----      ----     -----
January      21 1/8   January   23 7/8   January    23 1/8   January   29         January    31 1/16   January    22 3/4
February     20 7/8   February  23 3/4   February   22 1/2   February  28 15/16   February   29 1/4    February   18 1/2
March        20       March     22 5/8   March      21       March     30 13/16   March      28        March      20 5/8
April        20 1/8   April     20 7/8   April      20       April     30 1/4     April      29 11/16  April      25 7/16
May          21 7/8   May       21 7/8   May        21 1/4   May       29 11/16   May        31 13/16
June         22 5/8   June      21 7/8   June       21 3/4   June      30 3/4     June       31
July         22       July      21       July       22 1/4   July      27 9/16    July       28 9/16
August       21 5/8   August    21       August     22       August    28 7/8     August     28 9/16
September    22 3/4   September 19 3/8   September  23 7/16  September 31 1/16    September  25 5/16
October      22 7/8   October   20 7/8   October    24 3/4   October   30         October    26 1/16
November     22 3/4   November  23       November   27       November  30 15/16   November   23 5/16
December     23 1/2   December  22 3/4   December   29       December  32 9/16    December   22 11/16

                The closing price          , 2000 was         .

                              FPL GROUP, INC. (FPL)

            FPL Group, Inc. is a public utility holding company engaged in the generation, transmission, distribution and sale of electric energy throughout most of the east and southwestern coasts of Florida. FPL is also involved in producing electrcity from renewable fuels and in non-utilities related businesses, such as the sale and marketing of fiber-optic network capacity.

            Closing               Closing              Closing               Closing                Closing                Closing
  1995        Price     1996        Price     1997       Price       1998      Price       1999       Price      2000        Price
  ----        -----     ----        -----     ----       -----       ----      -----       ----       -----      ----        -----
January      36 5/8  January       46 3/8   January     44 1/4     January     57 3/8    January     54 7/8     January    42 3/16
February     35 7/8  February      44 5/8   February    45 1/2     February    58 1/16   February    51 7/16    February   38 5/8
March        36 3/8  March         45 1/4   March       44 1/8     March       64 1/4    March       53 1/4     March      46 1/16
April        36 3/4  April         43 1/8   April       44 5/8     April       62 1/16   April       56 3/8     April      45 1/4
May          39 1/4  May           42 3/4   May         46 3/8     May         61 7/16   May         58 3/16
June         38 5/8  June          46       June        46 1/16    June        63        June        54 5/8
July         38 1/4  July          45 3/8   July        47 7/8     July        60 13/16  July        53 15/16
August       38 7/8  August        44 1/4   August      46 5/16    August      66 9/16   August      54
September    40 7/8  September     43 1/4   September   51 5/16    September   69 11/16  September   50 3/8
October      41 7/8  October       45 7/8   October     51 11/16   October     62 9/16   October     50 5/16
November     43 3/8  November      46 1/8   November    55 15/16   November    61 1/4    November    43 3/4
December     46 3/8  December      46       December    59 3/16    December    61 5/8    December    42 13/16

            The closing price on          , 2000 was      .

                            PECO ENERGY COMPANY (PE)

         PECO Energy Company is a public transmitting utility and electric utility. PECO is principally engaged in the production, purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers. PECO also distributes and sells natural gas to residential, commercial and industrial customers.

          Closing              Closing           Closing              Closing            Closing             Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999    Price       2000    Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----    -----       ----    -----
January     26 3/4    January   30 3/4   January   23        January   18 15/16  January   38 3/16    January  41 3/4
February    26 3/4    February  28 1/4   February  22 1/2    February  19 13/16  February  35 5/8     February 37 5/16
March       25 1/8    March     26 5/8   March     20 3/8    March     22 1/8    March     46 1/4     March    36 7/8
April       25 3/4    April     24 3/4   April     19 3/4    April     23 13/16  April     47 7/16    April    41 11/16
May         28 1/8    May       24 5/8   May       19        May       28 1/4    May       48 15/16
June        27 5/8    June      26       June      21        June      29 3/16   June      41 7/8
July        28 5/8    July      23 1/2   July      23 1/2    July      29 15/16  July      42 3/8
August      26 5/8    August    23 1/2   August    23 13/16  August    34 1/4    August    40 5/8
September   28 5/8    September 23 3/4   September 23 7/16   September 36 3/4    September 37 1/2
October     29 1/4    October   25 1/4   October   22 3/4    October   38 3/4    October   38 3/16
November    29        November  25 1/2   November  24 5/16   November  40 1/8    November  32 15/16
December    30 1/8    December  25 1/4   December  24 1/4    December  41 3/4    December  34 3/4

         closing price on                          , 2000 was               .

                             PG&E CORPORATION (PCG)

        PG&E Corporation is an energy-based holding company whose subsidiaries operate public utilities engaged principally in providing electricity and natural gas distribution and transmission services throughout most of northern and central California. PG&E also provides energy products and services throughout North America including the development, construction and operation of independent power generation facilities that serve wholesale and industrial customers. Through its subsidiaries, PG&E also owns and operates natural gas pipelines and storage facilities, buys and sells energy commodities, provides risk management services and provides electricity, natural gas, and related services to industrial, commercial and institutional customers.

          Closing              Closing           Closing              Closing            Closing             Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999    Price       2000    Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----    -----       ----    -----
January     25 1/4    January   27 3/4   January   22 7/8    January   29 13/16  January   31 15/16   January  21 15/16
February    25 5/8    February  25 5/8   February  23        February  30 1/8    February  31 1/2     February 20 5/8
March       24 7/8    March     22 3/8   March     23 1/2    March     33        March     31 1/16    March    21
April       26 7/8    April     22 3/4   April     24        April     32 3/8    April     31 1/16    April    25 15/16
May         29        May       23 1/4   May       23 1/8    May       31 1/2    May       33 3/4
June        29        June      23 1/4   June      24 1/4    June      31 9/16   June      32 7/16
July        29 1/2    July      19 3/4   July      24 13/16  July      30 7/16   July      31 5/8
August      28 3/4    August    22 5/8   August    23 1/8    August    32 1/8    August    30 5/16
September   30        September 21 3/4   September 23 3/16   September 31 7/8    September 25 7/8
October     29 3/8    October   23 3/8   October   25 9/16   October   30 7/16   October   22 15/16
November    27 1/2    November  24 1/8   November  28 1/4    November  30 15/16  November  22 3/8
December    28 3/8    December  21       December  30 5/16   December  31 1/2    December  20 1/2


         The closing price on          , 2000 was               .

         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PEG)

        Public Service Enterprise Group Incorporated. is a public utility holding company engaged primarily in the generation, transmission, distribution and sale of electric energy and gas services. Public Service Enterprise primarily operates in New Jersey and also markets electricity, natural gas, capacity and related services throughout the eastern United States. Public Service Enterprise also develops, acquires and operates electric generation and distribution facilities and engages in wholesale and retail sales in selected domestic and international markets.

          Closing              Closing           Closing              Closing             Closing            Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999     Price      2000    Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----     -----      ----    -----
January     28 3/4    January   31 1/4   January   27 3/8    January   31        January   39 9/16    January  34 3/8
February    29 1/8    February  28 1/8   February  28 1/4    February  32 1/4    February  38         February 29
March       27 3/8    March     27 3/8   March     26 1/4    March     37 3/4    March     38 3/16    March    29 5/8
April       27 1/2    April     26 1/8   April     24 1/8    April     33 9/16   April     40         April    35 7/8
May         29 3/4    May       26 1/2   May       24 3/4    May       33 1/8    May       41 15/16
June        27 3/4    June      27 1/2   June      25        June      34 7/16   June      40 13/16
July        27 3/4    July      26       July      24 3/4    July      32 11/16  July      40 5/16
August      27 1/2    August    27 1/8   August    24 13/16  August    36 1/2    August    41
September   29 3/4    September 26 3/4   September 25 3/4    September 39 5/16   September 38 5/8
October     29 3/8    October   26 7/8   October   25 15/16  October   38        October   39 9/16
November    29 5/8    November  28 5/8   November  29 3/16   November  39        November  35
December    30 5/8    December  27 1/4   December  31 13/16  December  40        December  34 13/16

         The closing price on          , 2000 was               .

                      RELIANT ENERGY RESOURCES CORP. (REI)

        Reliant Energy Resources Corp. is an international energy services company that provides energy and energy services in North America, western Europe and Latin America. Reliant's services include electric operations and natural gas distribution. Reliant also acquires, develops and operates unregulated power generation facilities which sell capacity, energy and related services.

          Closing              Closing           Closing              Closing              Closing              Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999      Price      2000      Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----      -----      ----      -----
January     19 15/16  January   24       January   22 5/8    January   26 1/8    January   30 1/4     January  22 13/16
February    19 1/8    February  22 5/8   February  23 1/4    February  25 7/8    February  26 13/16   February 20 9/16
March       19 1/16   March     21 5/8   March     20 7/8    March     28 3/4    March     26 1/16    March    23 9/16
April       19 11/16  April     21 3/8   April     20        April     29 1/16   April     28 5/16    April    26 5/8
May         21 1/2    May       21 7/8   May       20 3/4    May       28 5/8    May       30 1/2
June        21 1/16   June      24 5/8   June      21 7/16   June      30 13/16  June      27 5/8
July        21 7/8    July      22 5/8   July      20 15/16  July      27 15/16  July      27 5/16
August      21 1/4    August    21 3/4   August    20 1/4    August    28 13/16  August    27 11/16
September   22 1/16   September 22 1/8   September 21 3/4    September 31 1/8    September 27 1/16
October     23 3/16   October   22 7/8   October   21 3/4    October   31 1/16   October   27 1/4
November    22 7/8    November  22       November  23 11/16  November  31 5/8    November  24 13/16
December    24 1/4    December  22 5/8   December  26 3/4    December  32 1/16   December  22 7/8

      The closing price on            , 2000 was               .

                            THE SOUTHERN COMPANY (SO)

        The Southern Company acquires, develops, builds and operates power production and delivery facilities primarily in the southeastern United States. The Southern Company also provides a range of energy-related services to utilities and industrial companies in countries throughout the world. Its businesses include independent power projects, integrated utilities, a distribution company, and energy trading and marketing businesses. The Southern Company's subsidiaries market and provide digital wireless communications services to the public and to utilities companies within the southeastern United States.

          Closing              Closing           Closing              Closing              Closing              Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999      Price      2000      Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----      -----      ----      -----
January     20 7/8    January   25 3/8   January   21 7/8    January   24 5/16   January   26 15/16   January  25 11/16
February    20 5/8    February  23 7/8   February  21 3/4    February  24 11/16  February  25 1/16    February 22 3/16
March       20 3/8    March     23 7/8   March     21 1/8    March     27 11/16  March     23 5/16    March    21 3/4
April       20 5/8    April     22       April     20 3/8    April     26 1/2    April     27 1/16    April    24 15/16
May         22 1/8    May       23 1/8   May       21 1/8    May       26 9/16   May       28 3/8
June        22 3/8    June      24 5/8   June      21 7/8    June      27 11/16  June      26 1/2
July        22        July      22 5/8   July      21 15/16  July      25 1/2    July      26 3/8
August      21 1/8    August    22 1/2   August    21 1/16   August    28 1/8    August    27 1/16
September   23 1/2    September 22 1/2   September 22 9/16   September 29 7/16   September 25 3/4
October     23 7/8    October   22 1/8   October   22 15/16  October   28 3/16   October   26 9/16
November    22 7/8    November  22 1/4   November  24        November  29 1/2    November  23 3/8
December    24 5/8    December  22 5/8   December  25 7/8    December  29 1/16   December  23 1/2

        The closing price on            , 2000 was               .

                          TEXAS UTILITIES COMPANY (TXU)

        Texas Utilities Company is primarily engaged in the generation, purchase, transmission, distribution and sale of electricity and the gathering, processing, transmission and distribution of natural gas. Its utilities operations are located primarily in Texas. Its energy marketing division is a wholesale and retail marketer of natural gas and electricity throughout the United States. Texas Utilities is also engaged in the purchase, transmission, distribution and sale of telecommunications, retail energy and power development.

          Closing              Closing             Closing              Closing             Closing             Closing
   1995     Price      1996      Price      1997     Price      1998      Price      1999     Price     2000      Price
   ----     -----      ----      -----      ----     -----      ----      -----      ----     -----     ----      -----
January     34 3/4    January    40 3/4    January   40 1/2    January    41 1/8   January   43 15/16  January   35 3/8
February    32 3/4    February   40 3/4    February  40 3/8    February   40 7/16  February  42 7/16   February  32 5/8
March       31 3/4    March      41 3/8    March     34 1/4    March      39 5/16  March     42        March     29 11/16
April       32 5/8    April      40 1/4    April     33 1/4    April      40       April     39 7/8    April     33 11/16
May         36 1/8    May        40 7/8    May       34 1/4    May        39 1/2   May       45 1/4
June        34 3/8    June       42 3/4    June      34 7/16   June       41 5/8   June      41 7/16
July        33 7/8    July       42        July      35 7/16   July       40 1/16  July      42 1/2
August      34 5/8    August     41        August    34 7/8    August     42 1/2   August    40 7/16
September   34 7/8    September  39 3/4    September 36        September  46 9/16  September 37 5/16
October     36 3/4    October    40 1/2    October   35 7/8    October    43 3/4   October   38 3/4
November    38 1/2    November   39 1/2    November  40        November   44 9/16  November  35 13/16
December    41        December   40 3/4    December  41 1/2    December   46 11/16 December  35 9/16

         The closing price on             , 2000 was               .

                            UNICOM CORPORATION (UCM)

        Unicom Corporation is involved in the production, purchase, transmission, distribution and sale of energy only related services. Unicom's subsidiary is ComEd which is engaged principally in the production, purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers. Through other subsidiaries, Unicom is also engaged in providing energy services, including gas services, energy management systems and retail gas services. Unicom also designs, installs and services heating, ventilation and air conditioning facilities for commercial and industrial customers. Unicom primarily operates in the midwestern United States.

          Closing              Closing           Closing              Closing              Closing              Closing
   1995     Price      1996      Price     1997    Price      1998      Price      1999      Price      2000      Price
   ----     -----      ----      -----     ----    -----      ----      -----      ----      -----      ----      -----
January     26       January    33 5/8   January   23 5/8    January   31         January    35 5/8    January   39 1/8
February    25 3/8   February   32       February  22 1/4    February  32 1/16    February   35 9/16   February  37 13/16
March       23 3/4   March      27       March     19 1/2    March     35         March      36 9/16   March     36 1/2
April       26 1/4   April      27 1/2   April     21 3/4    April     34 3/4     April      38 13/16  April     39 3/4
May         27 1/8   May        27 5/8   May       22 3/4    May       34 3/8     May        42 5/16
June        26 5/8   June       27 3/8   June      22 1/4    June      35 1/16    June       38 9/16
July        27 3/4   July       23 1/2   July      22 11/16  July      34 9/16    July       39 1/4
August      28       August     23       August    23 5/8    August    35 5/8     August     38 5/8
September   30 1/4   September  25 1/8   September 23 3/8    September 37 7/8     September  36 15/16
October     32 3/4   October    26       October   28        October   37 11/16   October    38 5/16
November    32       November   26 5/8   November  29 1/8    November  37 11/16   November   31 15/16
December    32 3/4   December   27 1/8   December  30 3/4    December  38 9/16    December   33 1/2

         The closing price on           , 2000 was               .

                       THE WILLIAMS COMPANIES, INC. (WMB)

        The Williams Companies, Inc. owns and operates oil and natural gas pipelines and engages in transportation and storage activities and engages in the exploration and production of oil and gas and natural gas gathering and processing. Williams also engages in communications-related activities such as operating a telecommunications fiber optic network and providing data, voice and video transmission and other multimedia services for the broadcast industry. Williams also invests in energy and telecommunications projects primarily in Canada, South America, Australia and Lithuania.

          Closing               Closing              Closing              Closing              Closing             Closing
   1995     Price      1996       Price     1997       Price      1998      Price      1999      Price     2000      Price
   ----     -----      ----       -----     ----       -----      ----      -----      ----      -----     ----      -----
January     9         January    15 45/64  January    20        January    28 1/2    January    33        January    38 1/16
February    9  37/64  February   15 53/64  February   21 15/16  February   32 13/16  February   37        February   41 13/16
March       10 13/64  March      16 51/64  March      22 5/16   March      32        March      39 1/2    March      43 15/16
April       10 61/64  April      17 3/64   April      22        April      31 13/16  April      47 1/4    April      37 1/2
May         11 21/64  May        16 3/4    May        22 1/16   May        32 7/16   May        51 13/16
June        11 5/8    June       16 1/2    June       21 7/8    June       33 3/4    June       42 9/16
July        12 21/64  July       15 1/4    July       22 7/8    July       32 1/8    July       42 1/16
August      12 1/4    August     16 5/8    August     23 11/32  August     23        August     41 1/4
September   13        September  17        September  23 13/32  September  28 3/4    September  37 5/8
October     12 7/8    October    17 27/64  October    25 15/32  October    27 3/8    October    37 1/2
November    14        November   18 45/64  November   26 23/32  November   28 13/16  November   33 3/4
December    14 5/8    December   18 3/4    December   28 1/2    December   31 3/16   December   30 9/16



         closing price on                , 2000 was               .

                                      LOGO



                       1,000,000,000 Depositary Receipts

                          Utilities HOLDRS /SM/ Trust



                -----------------------------------------------

                              P R O S P E C T U S

                -----------------------------------------------



                              Merrill Lynch & Co.

                           A.G. Edwards & Sons, Inc.

                          First Union Securities, Inc.

                                   , 2000



     Until                      , 2000 (25 days after the date of this
prospectus), all dealers effecting transactions in the offered Utilities HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

   Securities and Exchange Commission registration fee....$92,334
   Printing and engraving expenses........................
   Legal fees and expenses................................
   Rating agency fees.....................................
   Miscellaneous..........................................
                                                          ---------
     Total................................................$


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 8, 2000.


                                    Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated


                                    By: /s/ AHMASS L. FAKAHANY
                                       -------------------------
                                        Ahmass L. Fakahany
                                        Senior Vice President and
                                        Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2000.


     Signature                  Title
     ---------                  -----



   /s/ JOHN L. STEFFENS
---------------------------
   John L. Steffens             Chief Executive Officer,
                                Chairman of the Board
                                and Director



   /s/ STANLEY O'NEAL
---------------------------
   E. Stanley O'Neal            Director



   /s/ GEORGE A SCHIEREN
---------------------------
   George A. Schieren           Director



   /s/ THOMAS H PATRICK
--------------------------
   Thomas H. Patrick            Director



   /s/ AHMASS L. FAKAHANY
--------------------------
   Ahmass L. Fakahany           Senior Vice President and
                                Chief Financial Officer

                               INDEX TO EXHIBITS


Exhibits
--------


4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

5.1 Opinion of Shearman & Sterling regarding the validity of the Utilities HOLDRS Receipts

8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

24.1 Power of Attorney (included in Part II of Registration Statement)